UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2019

RYDER SYSTEM, INC.
(Exact name of registrant as specified in its charter)

Florida	1-4364	59-0739250
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11690 NW 105th Street Miami, Florida	33178
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 500-3726

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 2.02 Results of Operations and Financial Condition
On July 30, 2019, we issued a press release reporting our financial results for the three months ended June 30, 2019 (the “Press Release”). We will also host a conference call and webcast on July 30, 2019 during which we will make a presentation on our financial results for the three months ended June 30, 2019 (the “Presentation”). The Press Release and the Presentation are available on our website at http://investors.ryder.com.
The Press Release includes information regarding non-GAAP financial measures, as defined by SEC regulations, as well as a reconciliation of each non-GAAP financial measure to the nearest GAAP measure in the tables following the press release. Set forth in the table below is an explanation of each non-GAAP financial measure and why management believes that presentation of each measure provides useful information to investors:

Operating Revenue Measures:
Operating Revenue FMS Operating Revenue DTS Operating Revenue SCS Operating Revenue FMS EBT as a % of FMS Operating Revenue DTS EBT as a % of DTS Operating Revenue SCS EBT as a % of SCS Operating Revenue
Operating revenue is defined as total revenue for Ryder System, Inc. or each business segment (FMS, DTS and SCS), respectively, excluding any (1) fuel and (2) subcontracted transportation. We believe operating revenue provides useful information to investors as we use it to evaluate the operating performance of our core businesses and as a measure of sales activity at the consolidated level for Ryder System, Inc., as well as for each of our business segments. We also use segment EBT as a percentage of segment operating revenue for each business segment for the same reason. Note: FMS EBT, DTS EBT and SCS EBT, our primary measures of segment performance, are not non-GAAP measures.
Fuel: We exclude FMS, DTS and SCS fuel from the calculation of our operating revenue measures, as fuel is an ancillary service that we provide our customers, which is impacted by fluctuations in market fuel prices, and the costs are largely a pass-through to our customers, resulting in minimal changes in our profitability during periods of steady market fuel prices. However, profitability may be positively or negatively impacted by rapid changes in market fuel prices during a short period of time, as customer pricing for fuel services is established based on trailing market fuel costs.
Subcontracted transportation: We also exclude subcontracted transportation from the calculation of our operating revenue measures, as these services are also typically a pass-through to our customers and, therefore, fluctuations result in minimal changes to our profitability. While our DTS and SCS business segments subcontract certain transportation services to third party providers, our FMS business segment does not engage in subcontracted transportation and, therefore, this item is not applicable to FMS.

Comparable Earnings Measures:
Comparable earnings before income tax (EBT) Comparable earnings Comparable earnings per diluted common share (EPS) Comparable EPS Forecast Comparable Tax Rate
Comparable EBT, comparable earnings, comparable EPS, comparable EPS forecast and comparable tax rate are defined, respectively, as GAAP EBT, earnings, EPS, EPS forecast and effective tax rate, all from continuing operations, excluding (1) non-operating pension costs and (2) any other items that are not representative of our business operations. We believe these comparable earnings measures provide useful information to investors and allow for better year-over-year comparison of operating performance.

Non-Operating Pension Costs: Our comparable earnings measures exclude non-operating pension costs, which include the amortization of net actuarial loss, interest cost and expected return on plan assets components of pension and postretirement costs. We exclude non-operating pension costs because we consider these to be impacted by financial market performance and outside the operational performance of our business.

Other Significant Items: Our comparable earnings measures also exclude other significant items that are not representative of our business operations as detailed in the reconciliation on pages 17-23 of the Press Release furnished as Exhibit 99.1 to this Report on Form 8-K. These other significant items vary from period to period and, in some periods, there may be no such significant items.

Calculation of comparable tax rate: The comparable provision for income taxes is computed using the same methodology as the GAAP provision for income taxes. Income tax effects of non-GAAP adjustments are calculated based on the statutory tax rates of the jurisdictions to which the non-GAAP adjustments relate.

Comparable Earnings Before Interest, Taxes, Depreciation and Amortization (comparable EBITDA)
Comparable EBITDA is defined as earnings from continuing operations, net of tax, first adjusted to exclude the following items, all from continuing operations: (1) non-operating pension costs and (2) any other items that are not representative of our business operations (these items are the same items that are excluded from comparable earnings measures for the relevant periods and are described under Comparable Earnings Measures above) and then adjusted further for (1) interest expense, (2) income taxes, (3) depreciation, (4) losses from used vehicle fair value adjustments and (5) amortization.

We believe comparable EBITDA provides investors with useful information, as it is a standard measure commonly reported and widely used by analysts, investors and other interested parties to measure financial performance and our ability to service debt and meet our payment obligations. In addition, we believe that the inclusion of comparable EBITDA provides consistency in financial reporting and enables analysts and investors to perform meaningful comparisons of past, present and future operating results. Other companies may calculate comparable EBITDA differently; therefore, our presentation of comparable EBITDA may not be comparable to similarly-titled measures used by other companies.

Comparable EBITDA should not be considered as an alternative to earnings from continuing operations before income taxes or earnings from continuing operations determined in accordance with GAAP, as an indicator of the Company’s operating performance, as an alternative to cash flows from operating activities (determined in accordance with GAAP), as an indicator of cash flows, or as a measure of liquidity.

Adjusted Return on Average Capital (ROC) Adjusted ROC Spread
Adjusted ROC: Adjusted ROC is defined as adjusted net earnings divided by average adjusted total capital and represents the rate of return generated by the capital deployed in our business. The calculation of net earnings and average shareholders equity (a component of average total capital) excludes the same items that are excluded from comparable earnings measures, as described above.

Adjusted ROC Spread: Adjusted ROC spread is defined as the difference between adjusted ROC and the weighted average cost of capital.

We use adjusted ROC and adjusted ROC spread as internal measures of how effectively we use the capital invested (borrowed or owned) in our operations.

Cash Flow Measures:
Total Cash Generated Free Cash Flow Free Cash Flow Forecast
We consider total cash generated and free cash flow to be important measures of comparative operating performance, as our principal sources of operating liquidity are cash from operations and proceeds from the sale of revenue earning equipment.
Total Cash Generated: Total cash generated is defined as the sum of (1) net cash provided by operating activities, (2) net cash provided by the sale of revenue earning equipment and operating property and equipment, and (3) other cash inflows from investing activities. We believe total cash generated is an important measure of total cash flows generated from our ongoing business activities.

Free Cash Flow: We refer to the net amount of cash generated from operating activities and investing activities (excluding acquisitions) from continuing operations as “free cash flow”. We calculate free cash flow as the sum of (1) net cash provided by operating activities, (2) net cash provided by the sale of revenue earning equipment and operating property and equipment, (3) other cash inflows from investing activities, less (4) purchases of property and revenue earning equipment. We believe free cash flow provides investors with an important perspective on the cash available for debt service and for shareholders, after making capital investments required to support ongoing business operations. Our calculation of free cash flow may be different from the calculation used by other companies and, therefore, comparability may be limited.

Additional information regarding non-GAAP financial measures can be found in the Press Release and our most recent Form 10-K and Form 10-Q filed with the SEC.

The information in this Report, including Exhibit 99.1, is being furnished pursuant to Item 2.02 of Form 8-K and General Instruction B.2 thereunder and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as expressly set forth by specific reference to such filing.

Item 7.01 Regulation FD Disclosure

The Company is hosting a conference call and webcast on July 30, 2019 during which we will make a presentation on our financial results for the three months ended June 30, 2019 (the Presentation). The Presentation has been made available on our website at http://investors.ryder.com.

Item 9.01(d) Exhibits

The following exhibit is furnished as part of this report on Form 8-K:

Exhibit 99.1	Press Release, dated July 30, 2019, relating to Ryder System, Inc.’s financial results for the three months ended June 30, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 30, 2019	RYDER SYSTEM, INC. (Registrant)
	By:	/s/ Scott T. Parker
Scott T. Parker, Executive Vice President and Chief Financial Officer